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                                                                EXHIBIT 4(a)(xi)


                         SECOND AMENDMENT AND WAIVER TO
                       AMENDED AND RESTATED NOTE AGREEMENT
                          DATED AS OF NOVEMBER 15, 1996


         Reference is hereby made to that certain Amended and Restated Note Agreement dated as of November 15, 1996 (the "Note Agreement") by and among THC Systems, Inc. (the "Company"), Oneida Ltd. (the "Guarantor"), Allstate Life Insurance Company ("Allstate Life"), Allstate Insurance Company ("Allstate") and Pacific Life Insurance Company (together with Allstate Life and Allstate, the "Purchasers"), as amended pursuant to that certain First Amendment to Amended and Restated Note Agreement dated as of November 15, 1996 (the "First Amendment") (together, the Note Agreement and the First Amendment shall be referred to herein as the "Original Agreement"). This Second Amendment and Waiver to Amended and Restated Note Agreement dated as of November 15, 1996 is hereinafter referred to as the "Second Amendment."

         WHEREAS, the Company and the Guarantor advised the Purchasers that the Company's and the Guarantor's Consolidated Leverage Ratio at the end of the Fiscal Quarter ending January 27, 2001 was approximately 3.47 to 1.0 (subject to revision following completion of the financial statements for the Fiscal Year then ended), in violation of Section 7.2 of the Original Agreement;

         WHEREAS, the Company and the Guarantor have requested that the Purchasers waive the Event of Default arising out of the Company's and the Guarantor's failure to comply with Section 7.2 of the Original Agreement at January 27, 2001; and

         WHEREAS, the Purchasers are willing to grant the waiver requested by the Company and the Guarantor, provided that the Original Agreement is amended prior to April 27, 2001, among other requirements, to require the Company, the Guarantor and each domestic Restricted Subsidiary to grant to the Purchasers a security interest in substantially all of their domestic assets (other than real estate and leased assets).

         NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All defined terms used herein shall have the meanings assigned to such terms in the Original Agreement.

         2. Waiver. The Purchasers hereby waive the Event of Default created as a result of Company's and the Guarantor's failure to comply with Section 7.2 of the Original Agreement for the Fiscal Quarter ending January 27, 2001. This waiver is limited to the failure to comply with Section 7.2 at January 27, 2001 and shall not be construed as a waiver of any other presently existing or future Event of Default.

         3. Amendment of Original Agreement.

                  3.1 Section 8.1(i) of the Original Agreement is amended by deleting the word "or" at the end thereof.

                  3.2 Section 8.1(j)(vii) of the Original Agreement is amended by adding the word "or" at the end thereof immediately preceded by a semi-colon.

                  3.3 The following new subparagraph (k) is added to Section 8.1 of the Original Agreement immediately following subparagraph (j):

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                           "(k) The Company and the Guarantor shall have failed
                  by April 27, 2001 (i) to enter into an amendment to this Agreement which amends certain covenants set forth herein to levels satisfactory to the Purchasers and which provides additional amendments reasonably satisfactory to the Purchasers, (ii) to grant, and to cause each Restricted Subsidiary to grant, to the Purchasers, in form satisfactory to Purchasers, for the pro rata benefit of the Banks and the Purchasers, and such other senior creditors of the Company and the Guarantor as are reasonably acceptable to the Purchasers, a perfected first priority security interest in or pledge of
                  (A) all of their tangible and intangible assets located in the United States other than real estate and assets under lease,
                  (B) the capital stock or other equity securities of each Restricted Subsidiary, (C) 65% of the capital stock or other equity securities of each foreign Subsidiary whose assets, as of the end of the most recent Fiscal Quarter, account for 5% or more of the total assets of the Company, the Guarantor and its Subsidiaries, taken as a whole, and (D) all promissory notes and other instruments evidencing accounts receivable or notes receivable owed to the Company, the Guarantor and each Restricted Subsidiary, all upon terms and conditions reasonably satisfactory to the Banks and the Purchasers and subject to no other Liens except Liens permitted by Section
                  7.5 hereof and (iii) to have provided to the Purchasers such amendments fees, coupon increases and other closing conditions as the Purchasers may then require."

                  3.4 Section 8.2 of the Original Agreement is amended by adding after the parenthetical (i) in the first sentence thereof the words "and paragraph (k)".

         4. Representations and Warranties. Each of the Company and the Guarantor represents and warrants to the Purchasers that the following statements are true, correct and complete:

                  4.1 Consolidated Leverage Ratio. The Consolidated Leverage Ratio for the Fiscal Quarter ended January 27, 2001, as reflected on the audited financial statements for the Fiscal Year then ended required to be delivered pursuant to Section 6.6 of the Original Agreement, will be no higher than 3.60 to 1.0.

                  4.2 Representations and Warranties. Each of the representations and warranties made by the Company and the Guarantor in the Original Agreement is true and correct on and as of the date of this Second Amendment.

                  4.3 No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Event of Default referenced in Paragraph 2 above.

                  4.4 Execution, Delivery and Enforceability. This Second Amendment has been duly and validly executed and delivered by the Company and the Guarantor and constitutes their legal, valid and binding obligation, enforceable against the Company and the Guarantor in accordance with its terms.

         5. Conditions to Effectiveness of Second Amendment. This Second Amendment shall be effective only when and if each of the following conditions is satisfied:

                  5.1 Secretary's Certificate. The Purchasers shall have received a certificate executed by the Secretary or Assistant Secretary of each of the Company and the Guarantor certifying the due authorization of this Second Amendment by the Company and the Guarantor, the incumbency of the officer executing this Second Amendment, and any other legal matters relating to this Second Amendment, all in form and substance satisfactory to the Purchasers and their counsel.

                  5.2 Consent of Subsidiary Guarantors. Each of the Subsidiary Guarantors shall have executed and delivered to the Purchasers the Consent of Guarantors attached to this Amendment.

                  5.3 No Default or Event of Default; Accuracy of
Representations and Warranties. After giving effect to this Second Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Company and the Guarantor or any of its Restricted Subsidiaries herein and in or

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pursuant to the Subsidiary Guarantees, the Subordination Agreement or any of the
Notes shall be true and correct in all material respects as if made on and as of the date on which this Second Amendment becomes effective.

                  5.4 Expense Reimbursements. The Company and the Guarantor shall have paid or agreed to pay all invoices presented to Company or the Guarantor for expense reimbursements due to the Purchasers pursuant to Section
11.1 of the Original Agreement.

                  5.5 Execution of Second Amendment. The Purchasers shall have received a counterpart of this Second Amendment duly executed and delivered by the Company, the Guarantor and the Purchasers.

         6. Confirmation of Agreement. Except as amended by this Second Amendment, all the provisions of the Original Agreement remain in full force and effect from and after the date hereof, and the Company and the Guarantor hereby ratify and confirm the Original Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Original Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Original Agreement as amended by this Second Amendment.

         7. Counterparts. This Second Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Second Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

         8. Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.


                            [SIGNATURE PAGE FOLLOWS]


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         Dated as of this 23 day of February, 2001.

                                THC SYSTEMS, INC.

                                By: /s/ PETER J. KALLET
                                    -------------------------------
                                Its:  Chief Executive Officer


                                ONEIDA LTD.

                                By: /s/ EDWARD W. THOMA
                                    -------------------------------
                                Its: Corporate Senior Vice President, Finance


                                ALLSTATE LIFE INSURANCE COMPANY

                                By: /s/ RONALD A. MENDEL
                                    -------------------------------

                                By: /s/ PARTICIA W. WILSON
                                    -------------------------------
                                             Authorized Signatories


                                ALLSTATE INSURANCE COMPANY

                                By: /s/ RONALD A. MENDEL
                                    -------------------------------

                                By: /s/ PARTICIA W. WILSON
                                    -------------------------------
                                             Authorized Signatories


                                PACIFIC LIFE INSURANCE COMPANY

                                By: /s/ CATHY SCHWARTZ
                                    -------------------------------
                                Its: Assistant Vice President

                                By: /s/ PETER S. FIEK
                                    --------------------------------
                                Its: Assistant Secretary

                                       4





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                              CONSENT OF GUARANTORS

         Each of the undersigned is a party to a Subsidiary Guarantee Agreement and is a Guarantor of the obligations of the Company and the Guarantor under the Original Agreement referred to above. Each of the undersigned Guarantors hereby
(a) consents to the foregoing Second Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Second Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Subsidiary Guarantee Agreement continues in full force and effect, and (c) ratifies the Subsidiary Guarantee Agreement.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 23 day of February, 2001.

                                           BUFFALO CHINA, INC.

                                           By: /s/ PETER J. KALLET
                                              --------------------------------
                                           Name:  Peter J. Kallet
                                                ------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------

                                           THC SYSTEMS INC.

                                           By: /s/ PETER J. KALLET
                                              --------------------------------
                                           Name:  Peter J. Kallet
                                                ------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------

                                           SAKURA, INC.

                                           By: /s/ PETER J. KALLET
                                              --------------------------------
                                           Name:  Peter J. Kallet
                                                ------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------

                                           DELCO INTERNATIONAL LTD.

                                           By: /s/ PETER J. KALLET
                                              --------------------------------
                                           Name:  Peter J. Kallet
                                                ------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------

                                           VINERS OF SHEFFIELD LIMITED

                                           By: /s/ JAMES E. JOSEPH
                                              --------------------------------
                                           Name: James E. Joseph
                                                 -----------------------------
                                           Title: a Director
                                                 -----------------------------

                                           ENCORE PROMOTIONS, INC.

                                           By: /s/ PETER J. KALLET
                                              --------------------------------
                                           Name:  Peter J. Kallet
                                                ------------------------------
                                           Title: Chief Executive Officer
                                                 -----------------------------

                                       5